Exhibit 10.4

Execution Copy

AMENDMENT NO. 3 TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 3 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 4, 2021 (this “Amendment”) is entered into among DIODES INCORPORATED, a Delaware corporation (the “Domestic Borrower”), Diodes Holdings UK Limited, a company incorporated and registered under the laws of England and Wales with registration number 06475363 (the “Foreign Borrower”), certain Subsidiaries of the Domestic Borrower identified on the signature pages hereto as subsidiary guarantors (the “Subsidiary Guarantors”), the Lenders identified on the signature pages hereto and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

The Domestic Borrower, the Foreign Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of May 29, 2020 (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of September 21, 2020, as modified by that certain Consent Agreement with Respect to Second Amended and Restated Credit Agreement and Foreign Security Agreements dated as of November 2, 2020, as amended by the Consent and Amendment No. 2 to Second Amended and Restated Credit Agreement dated as of November 17, 2020 and as modified by the Joinder Agreement dated as of November 30, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

The Borrowers have requested that the Administrative Agent and the Lenders agree to amend certain provisions of the Credit Agreement as more specifically set forth herein.

Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Lenders have agreed to grant such requests of the Borrowers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms. Except as otherwise provided herein, all capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the preliminary statements hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.Credit Agreement Amendments. Subject to the terms and conditions hereof, on the Amendment Effective Date:

(a)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating the definition of “Applicable Rate” in its entirety as follows:

“Applicable Rate” means, for any day, the rate per annum set forth below opposite the applicable Pricing Level then in effect (based on the Consolidated Leverage Ratio), it being understood that the Applicable Rate for (a) Revolving Credit Loans that are Base Rate Loans shall be the percentage set forth under the column “Revolving Credit Loans” and “Base Rate”, (b) Revolving Credit Loans that are Eurocurrency Rate Loans shall be the percentage set forth under the column “Revolving Credit Loans” and “Eurocurrency Rate & Letter of Credit Fee”, (c) that portion of a Term Loan comprised of Base Rate Loans shall be the percentage set forth under the column “Term Loan” and “Base Rate”,

(d) that portion of a Term Loan comprised of Eurocurrency Rate Loans shall be the percentage set forth under the column “Term Loan” and “Eurocurrency Rate & Letter of Credit Fee”, (e) the Letter of Credit Fee shall be the percentage set forth under the column “Revolving Credit Loans” and “Eurocurrency Rate & Letter of Credit Fee”, (f) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee” and (g) the Applicable Rate for any Incremental Term Loan shall be as set forth in the Incremental Term Assumption Agreement executed in connection therewith:

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Eurocurrency Rate & Letter of Credit Fee		Base Rate		Commitment Fee
		Revolving Credit Loans	Term Loan	Revolving Credit Loans	Term Loan
1	< 1.00:1	1.00%	1.00%	0.00%	0.00%	0.20%
2	> 1.00:1 but < 1.50:1	1.25%	1.25%	0.25%	0.25%	0.20%
3	> 1.50:1 but < 2.00:1	1.50%	1.50%	0.50%	0.50%	0.225%
4	> 2.00:1 but < 2.50:1	1.75%	1.75%	0.75%	0.75%	0.25%
5	> 2.50:1	2.00%	2.00%	1.00%	1.00%	0.30%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, (x) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (y) for the period from the Amendment No. 3 Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b) for the fiscal quarter ending December 31, 2020, Pricing Level 3 shall apply. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued.

(b)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting each reference to “0.75%” in the first sentence of the definition of “Base Rate” and substituting in its place in each instance “0.00%”.

(c)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting each reference to “0.75%” in the final proviso to the definition of “Eurocurrency Rate” and substituting in its place in each instance “0.00%”.

(d)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by amending and restating the definition of “Maturity Date” in its entirety as follows:

“Maturity Date” means (a) with respect to the Term Facility and the Revolving Credit Facility, May 29, 2024 and (b) with respect to any Incremental Term Facility, the maturity date set forth in the applicable Incremental Term Assumption Agreement for such Incremental Term Facility; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

(e)Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following defined terms in the correct alphabetical order:

“Amendment No. 3 Effective Date” means March 4, 2021.

“SFAB1 Fab Disposition” means the disposition of the SFAB1 fabrication facility located in Shanghai, China to an unaffiliated party by a Subsidiary of the Domestic Borrower organized under the laws of a jurisdiction in Asia that is not a Loan Party, for fair market value.

(f)Section 2.05(b)(i) (Dispositions and Involuntary Dispositions) of the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as follows:

“(i)Dispositions and Involuntary Dispositions.  The Borrowers (as to the Foreign Borrower, limited to prepayment of Foreign Obligations, and limited to Net Cash Proceeds received by the Foreign Borrower or any of its Subsidiaries from any Disposition referred to below) shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions (other than Dispositions permitted pursuant to Section 7.05(b), (c), (d), (e), ~~and~~ (h) and (k)) and Involuntary Dispositions, as to each receipt of any Net Cash Proceeds, within five (5) Business Days (or, in the case of any such Disposition made by any Subsidiary of the Domestic Borrower organized under the laws of a jurisdiction in Asia that is not a Loan Party, within thirty (30) days) of the later of the date of the related Disposition and the date of such receipt; provided, however, (A) that so long as no Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied (x) until the aggregate amount of the Net Cash Proceeds derived from any such Disposition or Involuntary Disposition in any fiscal year of the Domestic Borrower is equal to or greater than ~~$1,000,000~~$30,000,000 and (y) at the election of the Domestic Borrower (as notified by the Domestic Borrower to the Administrative Agent on or prior to the date of such Disposition or Involuntary Disposition) to the extent such Loan Party or such Subsidiary intends to reinvest or reinvests all or any portion of such Net Cash Proceeds in like assets (but specifically excluding current assets as classified by GAAP) within one hundred eighty (180) days after the receipt of such Net Cash Proceeds; provided that if such Net Cash Proceeds shall have not been reinvested within the foregoing timeframe, they shall then be immediately applied to prepay the Loans and/or

Cash Collateralize the L/C Obligations and (B) that for Dispositions permitted pursuant to Section 7.05(f), (g) and (i), the Borrowers (as to the Foreign Borrower, limited to prepayment of Foreign Obligations, and limited to Net Cash Proceeds received by the Foreign Borrower or any of its Subsidiaries from any such Disposition) shall prepay the Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to 50% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from any such Disposition, within five (5) Business Days (or, in the case of any such Disposition made by any Subsidiary of the Domestic Borrower organized under the laws of a jurisdiction in Asia that is not a Loan Party, within thirty (30) days) of the later of the date of the related Disposition and the date of such receipt, provided that any such Net Cash Proceeds shall be subject to clauses (A)(x) and (A)(y) of this sentence.”

(g)Section 3.03 (Inability to Determine Rates) of the Credit Agreement is hereby amended by deleting the phrase “and shall occur reasonably promptly upon” in the first paragraph of Section 3.03(c) (which paragraph commences with the term “then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent”) and substituting in its place “and shall occur within a reasonable period of time after”.

(h)Section 3.03 (Inability to Determine Rates) of the Credit Agreement is hereby amended by deleting each reference to “0.75%” in the fourth paragraph of Section 3.03(c) (which commences with the phrase “Notwithstanding anything else contained herein”) and substituting in its place in each instance “0.00%”.

(i)Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by amending and restating Section 7.05(f) as follows:

“(f)Dispositions by any Loan Parties not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (f) in any fiscal year shall not exceed $30,000,000;”

(j)Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by amending and restating Section 7.05(g) as follows:

“(g)Dispositions by any Subsidiaries that are not Loan Parties not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $30,000,000;”

(k)Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by deleting “and” at the end of clause (i), deleting “.” at the end of clause (j) and substituting “;and” in its place and inserting the following as the new clause (k):

“(k)the SFAB1 Fab Disposition.”

3.Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction (or waiver) of the following conditions precedent (the date on which all such conditions precedent are satisfied (or waived), the “Amendment Effective Date”):

(a)The Administrative Agent’s receipt of the following, each of which shall be originals or electronic images in a portable document format (e.g. “.pdf” or “.tif”) (followed promptly by originals) unless otherwise specified:

(i)counterparts to this Amendment executed by the Borrower, the Guarantors, each of the Lenders and the Administrative Agent;

(ii)a favorable opinion of Sheppard, Mullin, Richter & Hampton, LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to matters concerning the Loan Parties, this Amendment and the other Loan Documents as the Administrative Agent may reasonably request;

(iii)a favorable opinion of local counsel to the Loan Parties in England, addressed to the Administrative Agent and each Lender, as to matters concerning the Loan Parties, this Amendment and the other Loan Documents as the Administrative Agent may reasonably request;

(iv)an officer’s certificate of each Loan Party, dated the Amendment Effective Date, certifying as to the organizational documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party and the good standing, existence or its equivalent of each Loan Party and attaching an incumbency certificate for each Loan Party evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party or is to be a party (including specimen signatures);

(v)each item set forth on Schedule A attached hereto; and

(vi)such other assurances, certificates, documents, filings, information, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Lenders reasonably may require.

(b)Upon the reasonable request of any Lender made prior to the Amendment Effective Date, the Loan Parties shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, and any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have provided, to each Lender that so requests, a Beneficial Ownership Certification in relation to such Borrower.

(c)The Borrowers shall have paid in full to the Administrative Agent, for the account of the Lenders party hereto (including Bank of America), an amendment fee for each such Lender’s consent to this Amendment in an amount equal to 0.05% of each such Lender’s Total Exposure as of the Amendment Effective Date. For purposes hereof, “Total Exposure” means, with respect to each Lender, the amount equal to the sum of such Lender’s Total Revolving Credit Outstandings plus unused Revolving Credit Commitments plus outstanding Term Loans under the Credit Agreement. Such fee shall be for their consent to this Amendment, and shall be due and payable in full on the Amendment Effective Date.

(d)The Loan Parties shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) prior to or on the Amendment Effective Date.

Without limiting the generality of the provisions of Section 11.01 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Amendment Effective Date specifying its objection thereto.

4.Effect of this Amendment. Except as expressly provided herein, the Credit Agreement, the Collateral Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Amendment shall not be deemed (a) to be a waiver of, or consent to a modification of or amendment of, any other term or condition of the Credit Agreement, the Collateral Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, the Collateral Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Loan Parties or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement, the Collateral Agreement or the other Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents, (d) to be a waiver of, or consent to a modification or amendment of, any other term or condition of any other agreement by and among any Loan Party, on the one hand, and the Administrative Agent or any other Lender, on the other hand or (e) to be a course of dealing or a consent to any departure by the Loan Parties from any other term or requirement of the Credit Agreement. References in this Amendment to the Credit Agreement (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

5.Representations and Warranties/No Default. By their execution hereof, each Loan Party hereby represents and warrants as follows:

(a)Such Loan Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution and delivery of, and the performance in accordance with their respective terms of the transactions consented to in, this Amendment and each other document executed in connection herewith to which it is a party.

(b)This Amendment and each other document executed in connection herewith has been duly executed and delivered by its duly authorized officers, and each such document constitutes the legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof and on the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

(d)No Default or Event of Default has occurred or is continuing nor would any Default or Event of Default result after giving effect to this Amendment and the transactions contemplated hereby.

(e)No Loan Party is an Affected Financial Institution.

6.Reaffirmations. As of the Amendment Effective Date, each Loan Party:

(a)agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, the Credit Agreement (including the Guaranty), the Collateral Agreement and each other Loan Document to which it is a party, and the Credit Agreement (including the Guaranty), the Collateral Agreement and each other Loan Document to which it is a party remain in full force and effect and its obligations thereunder are hereby ratified and confirmed;

(b)affirms that each of the guarantees made pursuant to the Loan Documents (including, without limitation, the Guaranty and the Foreign Security Agreements listed on Schedule B attached hereto) are valid and subsisting and continue in full force and effect upon the Amendment Effective Date to secure the Obligations, Foreign Obligations and Secured Obligations (as defined in each applicable Loan Document), as applicable, and agrees that this Amendment and all documents executed in connection therewith do not operate to reduce or discharge its obligations under the Loan Documents and shall in no manner otherwise impair or otherwise adversely affect any of the guarantees made in or pursuant to the Loan Documents to which it is party;

(c)affirms that each of the Liens and pledges granted in or pursuant to the Loan Documents (including, without limitation, the Foreign Security Agreements listed on Schedule B attached hereto and the other Collateral Documents) to which it is party are valid and subsisting and continue in full force and effect upon the Amendment Effective Date to secure the Obligations, Foreign Obligations and Secured Obligations (as defined in each applicable Loan Document), as applicable, and agrees that this Amendment and all documents executed in connection therewith do not operate to reduce or discharge its obligations under the Loan Documents and shall in no manner otherwise impair or otherwise adversely affect any of the Liens and pledges granted in or pursuant to the Loan Documents to which it is party; and

(d)agrees to, and agrees to cause each of its respective Subsidiaries to, execute any and all further documents, amendments, agreements and instruments, and to take all such further actions as the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Credit Agreement, or the other Loan Documents (including, without limitation, the Foreign Security Agreements and the other Collateral Documents) to which it is party and to preserve each of the guarantees made pursuant to the Loan Documents and grant, preserve, protect or perfect the Liens and security interests created by the Collateral Documents or the validity or priority of such Lien.

7.Miscellaneous

(a)Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Without limiting the general applicability of the foregoing and the terms of the other Loan Documents to this

Amendment and the parties hereto, the terms of Section 11.14 and Section 11.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.

(b)Loan Document. This Amendment shall constitute a “Loan Document” under and as defined in the Credit Agreement.

(c)Counterparts; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment.

(d)Severability. If any provision of this Amendment is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

(e)Entirety. This Amendment, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

[Remainder of page intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

DOMESTIC BORROWER:

DIODES INCORPORATED

By:  /s/ Brett R. Whitmire

Name:Brett R. Whitmire

Title:CFO

FOREIGN BORROWER:

DIODES HOLDINGS UK LIMITED

By:  /s/ Brett R. Whitmire

Name:Brett R. Whitmire

Title:Director

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

SUBSIDIARY GUARANTORS:

DIODES ZETEX LIMITED

By:  /s/ Brett R. Whitmire

Name:  Brett R. Whitmire

Title:Director

Diodes Technologies Taiwan Co., Ltd.

By:  /s/ Gary Yu

Name:  Gary Yu______

Title:Director

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

BANK OF AMERICA, N.A.,

as Administrative Agent

By:  /s/ Anthony W. Kell

Name:  Anthony W. Kell

Title: Vice President

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By:  /s/ Jennifer Yan

Name:  Jennifer Yan

Title:Senior Vice President

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

BBVA USA,

as a Lender

By:  /s/ Jay Tweed

Name:  Jay Tweed

Title:Senior Vice President

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

PNC BANK, NATIONAL ASSOCIATION,

as a Lender

By:  /s/ R. Ruining Nguyen

Name:  R. Ruining Nguyen

Title:SVP

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

CITIBANK, N.A.,

as a Lender

By:  /s/ Stuart Darby

Name:  Stuart Darby

Title:Director

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

REGIONS BANK,

as a Lender

By:  /s/ Derek Miller

Name:  Derek Miller

Title:Director

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

COMERICA BANK,

as a Lender

By:  /s/ John Smithson

Name:  John Smithson

Title:Vice President

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

SILICON VALLEY BANK,

as a Lender

By:  /s/ Will Deevy

Name:  Will Deevy

Title:Director

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

CADENCE BANK, N.A.,

as a Lender

By:  /s/ David C. Hauglid

Name:  David C. Hauglid

Title:SVP

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

HSBC BANK USA, N.A.,

as a Lender

By:  /s/ Jay Fort

Name:  Jay Fort

Title:Senior Vice President

Signature Page to Amendment No. 3 to Second A&R Credit Agreement

Diodes Incorporated

SCHEDULE A

FOREIGN CLOSING DOCUMENTATION

1.

All executed pledge documentation necessary to effect the pledge by DHUK of 100% of the Equity Interests in Diodes Hong Kong Limited under Hong Kong law, accompanied by the favorable opinion of local counsel to the Administrative Agent in Hong Kong, addressed to the Administrative Agent and each Lender, as to such matters concerning such Charge Over Shares as the Administrative Agent may reasonably request.

2.	Confirmation Agreement governed under English law confirming the obligations of Diodes Holdings UK Limited, Diodes Zetex Limited and Diodes Incorporated under, as applicable:

(a)

the Charge Over Shares dated as of December 31, 2020 between Diodes Incorporated and Bank of America, N.A., as Administrative Agent and Security Trustee, with respect to shares in Diodes Holdings UK Limited;

(b)	the Composite Debenture dated as of December 31, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent and Security Trustee;

(c)	the Deed of Guarantee dated as of December 31, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent;

(d)	the Composite Debenture dated as of May 29, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent and Security Trustee; and

(e)	the Deed of Guarantee dated as of May 29, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent.

in each case accompanied by such other authorizing resolutions, agreements, assurances, documents, certificates, filings, notarizations, recordations, searches and legal opinions as may be required under local law or as the Administrative Agent may reasonably request.

SCHEDULE B

FOREIGN SECURITY AGREEMENTS

1.

Charge Over Shares dated as of December 31, 2020 between Diodes Incorporated and Bank of America, N.A., as Administrative Agent and Security Trustee, with respect to shares in Diodes Holdings UK Limited.

2.	Composite Debenture dated as of December 31, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent and Security Trustee.
3.	Deed of Guarantee dated as of December 31, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent.
4.

Share Charge dated as of December 31, 2020 made by Diodes Holdings UK Limited in favor of Bank of America, N.A., as Administrative Agent, with respect to 100% of the entire issued capital of Diodes Hong Kong Limited.

5.	Share Pledge Agreement dated as of December 28, 2020 between Diodes Technologies Taiwan Co., Ltd. and Bank of America, N.A. with respect to the shares of Lite-On Semiconductor Corporation.
6.	Composite Debenture dated as of May 29, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent and Security Trustee.
7.	Deed of Guarantee dated as of May 29, 2020 between Diodes Holdings UK Limited, Diodes Zetex Limited and Bank of America, N.A., as Administrative Agent.